Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), is entered into as of February 11, 2009, by and among the sellers listed on Schedule I attached hereto (each, a “Seller” and collectively, the “Sellers”), and Micrel, Incorporated, a California corporation (the “Corporation”) and each of the natural persons listed on Schedule II attached hereto (each such natural person a “Purchaser” and collectively, the “Purchasers” and together with the Corporation, the “Purchaser Group”).

WHEREAS, the Purchaser Group wishes to purchase from the Sellers, and the Sellers wish to sell to the Purchaser Group those number of shares of common stock, no par value per share (the “Shares”), set forth next to such member of the Purchaser Group’s name on Schedule II attached hereto, of the Corporation, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES

1.1 Sale of Shares. Upon the terms and conditions hereinafter set forth, the Sellers shall on the date hereof transfer, assign, set over and deliver to the Purchaser Group, and the Purchaser Group shall purchase from the Sellers, all of Sellers’ right, title and interest in and to the Shares. In connection with the foregoing, the Sellers shall deliver the Shares to the Purchaser Group through the facilities of the Depository Trust Company.

1.2 Purchase Price. The purchase price per Share shall be U.S. $6.25, totaling in the aggregate U.S. $11,768,750.00 (the “Purchase Price”). On the date hereof, the Purchaser Group shall deliver to the Sellers the Purchase Price by wire transfer of immediately available funds in accordance with the wire instructions set forth on Schedule III attached hereto.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE SELLERS

Each Seller hereby jointly and severally represents and warrants to, and agrees with, the Purchaser Group, as of the date hereof, as follows:

2.1 Each Seller is duly organized, validly existing and in good standing under the laws of its organization, with all requisite power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The Sellers are not in violation of any of the provisions of their organizational documents.

2.2 This Agreement has been duly authorized, executed and delivered by each Seller and constitutes the valid and binding obligation of each Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

2.3 Assuming the accuracy of the representations of the Purchaser Group set forth in Article III, all consents, approvals or authorizations of, or registrations, filings or declarations with, any governmental authority, if any, required in connection with the execution, delivery and performance by the Sellers of this Agreement or the transactions contemplated hereby have been obtained by the Sellers and will be in full force and effect.

2.4 The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and performance of the Sellers obligations under this Agreement will not result in a breach by Seller of, conflict with, or constitute a default by Seller, with or without the passage of time and giving of notice, under any agreement, instrument, judgment, order, writ, prohibition, injunction or decree to which Seller is a party, to which the Seller may be subject or by which Seller may be bound or an event which results in the creation of any lien, charge or encumbrance upon the Shares to be sold by such Seller or would prevent the execution or delivery of this Agreement by the Sellers or the transfer, conveyance and sale of the Shares pursuant to the terms hereof.

2.5 Each Seller is the sole beneficial, record and legal owner of, and has good, valid and marketable right, title and interest in and to, the Shares set forth next to their name on Schedule I attached hereto, free and clear of any and all liens and encumbrances.

2.6 No broker or finder has acted for the Sellers in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of the Sellers.

2.7 In connection with the sale of the Shares hereunder, each Seller has not and each of his agents has not (a) engaged in any “general solicitation,” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), (b) “published” any “advertisement,” as defined in the California Corporate Securities Act of 1968, as amended, and the regulations thereunder, or (c) offered the Shares to any person who is not an “accredited investor,” as defined in the Securities Act, in connection with the offer and sale of the Shares.

2.8 Each Seller has had the opportunity to meet with the officers and directors of the Company to learn about the business affairs and financial condition of the Company. Each Seller has received all information that it has reasonably requested from the Company regarding the Company, the Company’s assets, financial condition, results of operations, business and its prospects, and acknowledges that in the future, the Shares may have a value greater than the amount paid for the Shares under this Agreement. Each Seller further represents and warrants that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of selling the Shares to be sold hereunder by it. Each Seller understands that Seller may be deemed to be an “affiliate” within the meaning of the Rule 144(a)(1) of the Securities Act and the Shares being sold hereunder are being sold pursuant to an exemption from the registration provisions under the Securities Act.

2.9 Each Seller acknowledges that the Company is making no representation or warranty as to the tax consequences to the Sellers in connection with the transactions contemplated by this Agreement. Each Seller further acknowledges that it has had an opportunity to seek independent counsel and advisors with respect to tax and other matters relating to this Agreement, and such Seller acknowledges and agrees that it shall bear its own tax consequences in connection with the transactions contemplated by this Agreement. Each Seller is a partnership organized or created in the United States or a subdivision thereof for U.S. federal income tax purposes.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE PURCHASER

GROUP

3.1 Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Sellers, as of the date hereof:

(a) The Corporation is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(b) The Corporation is not in violation of any provision of its organizational documents that would prevent the execution or delivery of this Agreement by the Corporation or the consummation of the transactions contemplated hereby.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, severally but not jointly, hereby represents and warrants to the Sellers, as of the date hereof, as follows:

(a) Each Purchaser is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated under this Agreement. Each Purchaser represents that by reason of its business and financial experience, each Purchaser has the capacity to evaluate the merits and risks of its investment in the Shares and to protect its own interests in connection with the transactions contemplated in this Agreement. Each Purchaser’s financial condition is such that it is able to bear all economic risks of investment in the Shares, including a complete loss of its investment. Each Purchaser understands the terms of and risks associated with the acquisition of the Shares.

(b) Each Purchaser is acquiring the Shares for investment purposes, with no intention of distributing or reselling any of the Shares or any interest therein. Each Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Each Purchaser does not presently have any contract, undertaking, agreement or arrangement with any entity, organization or individual to sell or transfer or grant participations in, the Shares to any such entity, organization or individual.

(c) Each Purchaser understands that each Purchaser may be deemed to be an “affiliate” within the meaning of the Rule 144(a)(1) of the Securities Act and the Shares acquired hereunder by affiliates of the Corporation may not be later sold, pledged or otherwise transferred unless a registration statement for such transaction is effective under the Securities Act and any applicable state securities laws, or unless an exemption from such registration provisions is available with respect to such transaction.

3.3 Representations and Warranties of the Purchaser Group. Each member of the Purchaser Group severally but not jointly, hereby represents and warrants to the Sellers, as of the date hereof, as follows:

(a) This Agreement has been duly authorized, executed and delivered by each member of the Purchaser Group and constitutes the valid and binding obligation of each member of the Purchaser Group, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

(b) No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body is required for the valid authorization, execution, delivery and performance by each member of the Purchaser Group of this Agreement and the consummation of the transactions contemplated hereby other than any applicable filings under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and rules and regulations promulgated thereunder.

(c) No broker or finder has acted for the Purchaser Group in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of any member of the Purchaser Group.

ARTICLE IV

MISCELLANEOUS

4.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Sellers and the Purchaser Group contained herein shall survive the date hereof.

4.2 Indemnification. Each party shall indemnify, defend and hold harmless the other party, its managers, directors, officers, members, partners, shareholders, employees, attorneys, accountants, agents and representatives and their heirs, successors and assigns from and against all liabilities, losses, and damages, together with all reasonable costs and expenses related thereto (including, without limitation, legal and accounting fees and expenses) based upon or arising out of (a) any inaccuracy or breach of any representation and warranty of such party herein, and (b) any breach of any covenant and agreement of such party herein.

4.3 Withholding. Each Seller shall deliver to the Purchaser Group, concurrently with the execution of this Agreement, a properly executed Internal Revenue Service Form W-9 or Form W-8 along with all required attachments, certifying that such Seller is not subject to backup withholding. If such form is not received by Purchaser Group, Purchaser Group shall be entitled to withhold and deduct such amounts from the Purchase Price as are required under U.S. tax law, in which case (i) Purchaser Group shall promptly pay such amounts to the appropriate governmental authority and (ii) such withheld amounts shall be treated as having been paid to the applicable Seller for all purposes under this Agreement. Each Seller shall indemnify, defend and hold harmless the Purchaser Group from and against any withholding tax applicable to payments to such Seller pursuant to this Agreement.

4.4 Notices. All notices and other communications by the Purchaser Group or the Sellers hereunder shall be in writing to the other party and shall be deemed to have been duly given when delivered in person or by an overnight courier service, or sent via telecopy transmission and verification received, or when posted by the United States postal service, registered or certified mail, return receipt requested with postage prepaid, at the address set forth on the signature page hereto or to such other addresses as a party may from time to time designate to the other party by written notice thereof, effective only upon actual receipt.

4.5 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.6 Entire Agreement. This Agreement constitutes the entire agreement by the parties hereto and supersedes any other agreement, whether written or oral, that may have been made or entered into between them relating to the matters contemplated hereby.

4.7 Amendments and Waivers. This Agreement may be amended, modified, superseded, or canceled, and any of the terms, representations, warranties or covenants hereof may be waived, only by written instrument executed by each of the parties hereto or, in the case of a waiver, by the party waiving compliance.

4.8 Captions; Counterparts, Execution. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

4.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of laws principles. Any legal action or proceeding in connection with this Agreement or the performance hereof may be brought in the state and federal courts located in the State of California for the County of Santa Clara, or the United States District Court for the Northern District of California, and the parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts for the purpose of any such action or proceeding. The parties hereby irrevocably waive trial by jury in any action, proceeding or claim brought by any party hereto or beneficiary hereof on any matter whatsoever arising out of or in an way connected with this Agreement.

4.10 Further Assurances. Each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the purchase and sale of the Shares and the other transactions contemplated by this Agreement.

[-signature pages follow-]

IN WITNESS WHEREOF, the Purchaser Group and the Sellers have caused this Agreement to be duly executed as of the date first above written.

PURCHASER GROUP:	MICREL, INCORPORATED

	By:	/s/ Ray Zinn
	Name:	Ray Zinn
	Title:	President, CEO and Chairman of the Board

/s/ Ray Zinn
Ray Zinn

/s/ Ray Wallin
Ray Wallin

/s/ Tom Wong
Tom Wong

/s/ Dave Schie
Dave Schie

/s/ Mark Lunsford
Mark Lunsford

/s/ Neil Miotto
Neil Miotto

/s/ Frank Schneider
Frank Schneider

/s/ Mike Callahan
Mike Callahan

/s/ Dan Heneghan
Dan Heneghan

Signature page to Stock Purchase Agreement

SELLERS:	OBREM CAPITAL OFFSHORE MASTER, LP
By: Obrem Capital (GP), LLC, its general partner

	By:	/s/ Andrew Rechtschaffen
	Name:	Andrew Rechtschaffen
	Title:	Managing Member

OBREM CAPITAL (QP), LP
By: Obrem Capital (GP), LLC, its general partner

	By:	/s/ Andrew Rechtschaffen
	Name:	Andrew Rechtschaffen
	Title:	Managing Member

Signature page to Stock Purchase Agreement

Schedule I

Sellers	Number of Shares	Purchase Price
Obrem Capital Offshore Master, LP	996,823	6,230,143.75
Obrem Capital (QP) LP	886,177	5,538,606.25
	TOTAL: 1,883,000	TOTAL: 11,768,750.00

Schedule II

Purchaser Group	Number of Shares	Purchase Price
Corporation
Micrel, Incorporated	1,600,000	10,000,000.00
Purchasers
Ray Zinn	200,000	1,250,000.00
Tom Wong	25,000	156,250.00
Dan Heneghan	20,000	125,000.00
Frank Schneider	15,000	93,750.00
Mark Lunsford	8,000	50,000.00
Ray Wallin	8,000	50,000.00
Neil Miotto	5,000	31,250.00
Dave Schie	1,000	6,250.00
Mike Callahan	1,000	6,250.00
	TOTAL: 1,883,000	TOTAL: 11,768,750.00